AMENDED AND RESTATED

FINDER AND CONSULTING AGREEMENT

This Finder’s Agreement (this “Agreement”) is made the 15th day of October 2012 between:

(1)	ACL Semiconductors Inc., a company incorporated in state of Delaware of the United States of America and listed on OTCBB with ticker of ACLO ( hereafter referred to as “ACLO”); and
(2)	Farburn Holdings Limited, a company incorporated in the British Virgin Islands (hereafter referred to as “Farburn”).

WHEREAS ACLO agreed to appoint Farburn to act as the finder to introduce to ACLO potential targets for acquisition by ACLO and as the consultant to ACLO to advise ACLO on corporate structure and business development of Jussey in the People’s Republic of China (the “PRC”); and Farburn has identified Jussey Investments Limited (“Jussey”), a company incorporated in the British Virgin Islands and an investment holding company of Usmart Electronic Products Limited and eVision Telecom Limited, to ACLO for the purpose of acquisition by ACLO, on the following terms and conditions:

1.	ACLO hereby appoints Farburn as its finder to introduce to ACLO Jussey for acquisition and as its consultant to advise ACLO on corporate structure and business development of Jussey in the PRC, and shall be for a period of twelve (12) months commencing from the date of this Agreement (the “Term”);

2.	Farburn shall arrange for meetings between ACLO and owner (the “Vendor”) of Jussey for negotiations can pass all tasks and complete the acquisition of Jussey;

3.	Farburn shall provide advices to ACLO on issues regarding corporate structure and business development of Jussey in the PRC;

4.	Finder’s fee and consulting fee

a.	In the event that a definitive legally binding agreement to sell shares of Jussey having been reached between ACLO and the Vendor and such acquisition closes, ACLO shall pay to Farburn a finder’s fee at the closing of US$32,000, payable in cash cheque in either United States Dollar or its equivalent in Hong Kong Dollar at an exchange rate of HK$7.8 to US$1; and

b.	a consultant fee in the amount of THREE MILLION AND SIX HUNDRED THOUSAND (3,600,000) shares of restricted Common Stock of ACLO (the “Shares”), issuable upon earlier of the closing of the acquisition of Jussey and filing date of ACLO’s first Form 10-Q subsequent to the date of this Agreement, provided that if the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act of 1933, as amended (the “Securities Act”)) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with the Company’s stock option or other employee benefit plans, the Company shall include in such registration statement all or any part of the Shares Farburn requests to be registered; provided, however, that (i) the Company shall not be required to register any Shares pursuant to this Section 4(b) that are eligible for resale pursuant to Rule 144, that (ii) or by agreement the Shares cannot be included in such Registration Statement and (iii) that if the managing underwriter of any offering determines that the number of shares proposed to be sold by Farburn and by other shareholders having registration rights is greater than the number of shares which the underwriter believes feasible to sell or will have an adverse effect on the Offering, then the number of shares which the underwriter in such offering believes may be registered by Farburn and others that have registration rights shall be allocated for inclusion in the registration statement pro rata among Farburn and the other shareholders having registration rights, based on the number of shares of Common Stock each party requested to be registered.

5.	This Agreement shall be governed and construed under the laws of Hong Kong and all obligations of the parties created hereunder are to be performed in Hong Kong.

6.	Throughout the Term of this Agreement and following termination hereof for any reasons, Farburn agrees to hold inviolate and keep secret all non-public knowledge or information and other confidential information made known to it or otherwise acquired during the Term of this Agreement and will not disclose the same to any other persons, firms, banks, corporations, or other entities, or make use of such information for any purpose, except as may be required in the course of performing its obligations under this Agreement or as required by laws.

7.	Farburn hereby acknowledges and warrants as follows:

a.	The Shares have not been and are not being registered under the Securities Act, and may not be transferred unless (A) subsequently registered thereunder or (B) Farburn shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company to the effect that the Shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration;
b.	Any sale of the Shares made in reliance on Rule 144 promulgated by the Securities and Exchange Commission may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such Shares under circumstances in which the seller, or the person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the Securities Act, may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and
c.	Neither the Company nor any other person or entity is under any obligation to register the Shares under the Securities Act or to comply with the terms and conditions of any exemption thereunder.

For and on behalf of
ACL SEMICONDUCTORS, INC.

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Date: 15th October 2012

For and on behalf of
FARBURN HOLDINGS LIMITED

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Date: 15th October, 2012